Exhibit 10.3

PRODUCT SUPPLY AND CO-OPERATION AGREEMENT

DATED Monday, 24th Jun 2013

BETWEEN

2000 Fun Limited

AND

Hotdeal Asia Limited

File No: XXXXXXX

THIS AGREEMENT is dated 14th April 2014 between

(1)
2000 Fun Limited and it’s subsidiaries of registered office at Flat 114, Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong (Hereinafter "2000Fun"), with business registration number 34905501 in Hong Kong.

(2)	Hotdeal Asia Limited of registered office at Flat 1715, Pacific Trade Center, 2 Kai Hing Road, Kowloon Bay, Hong Kong (Hereinafter "Hotdeal"), with business registration number 63047063 in Hong Kong.

WHEREAS: -

(A)	2000Fun Limited operates physical and online shops in Hong Kong and sells a variety of computer and entertainment console, accessory, digital content and pre-paid card to the end user; and

(B)	Hotdeal Asia Limited is an information technology company, which provides business and information consultation service and operates a payment platform, Birdbill.com; and

(C)
2000Fun and Hotdeal understand and agree that Hotdeal grants to 2000Fun the right to publish, display, sell and/or promote Hotdeal’s Birdbill Point/ Birdbill Point Pre-paid Card to the end user through 2000Fun’s sales channels.

NOW IT IS HEREBY AGREED:

DEFINITIONS

For the purposes of this Agreement the following definitions shall govern (and where the context so admits the singular shall include the plural and vice versa):

“Reseller” shall mean 2000 Fun Limited.

“Vendor” shall mean Hotdeal Asia Limited.

“End-user” shall mean any third person and/or party who purchases through Reseller and/or uses the service of Birdbill.com either in or in connection with Licensed Product.

“Payment platform” shall mean any platform used to charge end-user payment and/or service fee via internet, electronic machine and/or physical stores for providing product and/or service.

“Virtual Point” shall mean the Birdbill Point/ Birdbill Point Card that the end-user purchase from Reseller.

“Birdbill Point Card” shall mean one off value-stored Birdbill Point pre-paid card.

“Birdbill Point” shall mean the deliverable licensed by Vendor that is able to refill, redeem and use on Birdbill.com.

“Licensed Product” shall mean the Birdbill Point/ Birdbill Point Card which is developed and/or provided by Vendor to Reseller during the term of and in accordance with this Agreement for the publishing, distributing, selling and promoting purposes.

“Intellectual Property Rights” shall mean patents (including utility models), design patents, and designs (whether or not capable of registration) and other like protection, copyright, trademark and any other form of statutory protection of any kind and applications for any of the foregoing respectively as well as any trade secrets.

“Appendix” shall mean a document which the Parties shall, by mutual agreement, sign and attach to this Agreement on the effective date or at any time during the term of this Agreement. All Appendices shall be subject to the terms and conditions of this Agreement. In the event of a conflict between the terms of an Appendix and the terms of this Agreement, the terms of this Agreement shall prevail.

GRANT OF RIGHTS

Subject to the terms and conditions hereunder, Hotdeal hereby grants and assigns to 2000Fun, its successors, representatives, and assigns, the right to publish, display, sell and/or promote the Licensed Product as specified in Appendixes below to the end-user through 2000Fun’s sales channels.

The end user could purchase Hotdeal’s Birdbill Point/ Birdbill Point Card via 2000Fun’s sales channels

The scope and territory of this agreement: Global-

This agreement shall be effective as of the date of the last-executed signature below.

This agreement shall be automatically renewed for a further year unless one or both of the parties terminates the agreement by means one (1) month written notice.

STATEMENTS, PROFIT SHARE AND PAYMENTS

2000fun shall provide sales report to Hotdeal for every month. The sales report shall include the total number of licensed products sold through different retail outlets and online shops.

All payment by 2000fun hereunder shall pay with Cheque or Bank Transfer within thirty (30) days after the invoice received by Hotdeal in accordance with the sales report.

Hotdeal shall have the right upon written request to examine the sales proof and transaction record related to Birdbill Point/ Birdbill Point Card.

Profit Sharing: 2000fun takes 10%; Hotdeal takes 90% of the total quantities of Birdbill Point Card sold based on Hotdeal’s suggested retail price (SRP).

2000fun shall pay Hotdeal a total of ninty percent (90%) fee of the SRP (Refer to Appendix) thereof on all quantities of Birdbill Point Card sold in accordance with the sales report.

Hotdeal shall be responsible for any it’s applicable consumption tax, value-added tax, withholding tax, or any other tax arising from this Agreement by any applicable government under any applicable jurisdiction.

ADVERTISING AND PROMOTION

2000Fun shall have the right to use Birdbill/ Birdbill Point’s name, image and related material for advertising, promotion, and other exploitation of the work or/and contents and the other rights granted under this Agreement provided 2000Fun has obtained Hotdeal’s approval which shall not be unreasonably withheld to said use and exploitation.

INTELLECTUAL PROPERTY RIGHTS

Subject to the terms of this Agreement, Hotdeal shall continue to own all rights including the Intellectual Property Rights in and to the Licensed Product. This clause remains in effect even after termination of this Agreement.

Hotdeal represents and warrants that the Licensed Product do not infringe any patent, copyright, trademark or other Intellectual Property Right of any third party.

2000 Fun guarantees that it will not use the Licensed Product for any other purposes unless otherwise specified herein this Agreement.

CONFIDENTIALITY

Each Party ("Receiving Party") shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of the purpose of this Agreement any technical or commercial information ("Information") received from the other Party ("Disclosing Party") in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party save for Information which

(a)	was in the possession of the Receiving Party prior to disclosure hereunder; or
(b)	was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or
(c)	was disclosed by a third party without breach of any obligation of confidentiality owed to the Disclosing Party; or
(d)	was independently developed by personnel of the Receiving Party having no access to the Information.

But Information is not Confidential Information if:
(a)	It is or becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this agreement;
(b)
Either party can establish to the reasonable satisfaction of the other party that it found out the information from a source not connected with the other party or its group and that the source is not under any obligation of confidence in respect of the information;

(c)
Either party can establish to the reasonable satisfaction of the other party that the information was known to the first party before the date of this agreement and that it was not under any obligation of confidence in respect of the information; or

(d)	The parties agree in writing that it is not confidential.

INHERITANCE AND ALTERATION

This agreement is not transferrable, inseparable and may not be modified, altered or changed except by an instrument, appendix and supplement in writing signed and agreed by both 2000Fun and Hotdeal. All Appendixes shall be subject to the terms and conditions of this Agreement. In the event of a conflict between the terms of an Appendix and the terms of this Agreement, the terms of this Agreement shall prevail.

FORCE MAJEURE

If the performance of any part of this Agreement is interfered by riots, epidemic, labor trouble, strike, governmental order, war, act of God, flood, earthquake or other similar incidents which are beyond the control of the parties hereto, neither party shall be liable for delay or failure of this Agreement for such length of time.

If such delay continues for a period of three (3) months, either party hereto may terminate this Agreement by giving a written notice to the other party.

TERMINATION

The term of this Agreement shall be a period of one (1) year from the date of signing this Agreement, unless terminated earlier by mutual consent by both parties.

Each Party shall have the right to terminate this Agreement upon fifteen (15) working days prior written notice if the other Party is in breach of any material obligation under this Agreement and the breaching Party fails to remedy such breach within such notice period.

GOVERNING LAW

This agreement shall be construed in accordance with the laws of the Hong Kong Special Administrative Region.

Both parties hereby accept the above terms of this PRODUCT SUPPLY AND CO-OPERATION AGREEMENT between the two parties.

By: 2000 Fun Limited	By: Hotdeal Asia Limited
/s/	/s/

Name:	Name:

Title:	Title:

Date:	Date:

Appendix A
Hotdeal shall provide the following licensed product to 2000Fun for distribute, display, sell and promotion:

	Name:	Detail:	Validity:
1	Birdbill 50-Point Card	Birdbill Point: 50; SRP: HK$50	Half an year
2	Birdbill 100-Point Card	Birdbill Point: 100; SRP: HK$100	Half an year
3	Birdbill 200-Point Card	Birdbill Point: 200; SRP: HK$200	Half an year
4	Birdbill 500-Point Card	Birdbill Point: 500; SRP: HK$500	Half an year
5	Birdbill 1000-Point Card	Birdbill Point: 1000; SRP: HK$1000	Half an year
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